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Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

        We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 7, 2003, except for Note T, as to which the date is March 28, 2003 and except for Notes A, I, and R, as to which the date is December 2, 2003, relating to the financial statements, which appears in the Current Report on Form 8-K dated December 3, 2003. We also consent to the incorporation by reference of our report dated February 7, 2003, except for Note T, as to which the date is March 28, 2003, relating to the financial statement schedule, which appears in Genzyme Corporation's Annual Report on Form 10-K for the year ended December 31, 2002.

        We also consent to the incorporation by reference in this Registration Statement of our report dated June 9, 2003 relating to the financial statements and supplemental schedule of the Genzyme Corporation 401(k) Plan, which appears on Form 11-K for the year ended December 31, 2002.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts
December 18, 2003

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CONSENT OF INDEPENDENT ACCOUNTANTS